Exhibit 99.3

Vasomedical, Inc.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On May 29, 2015, the Company entered into an agreement for, and completed its purchase of, all of the assets of NetWolves, LLC and its affiliates, including the membership interests in NetWolves Network Services LLC  (collectively, “NetWolves”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2015 is presented as if the acquisition of NetWolves had occurred on March 31, 2015. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2015 and the year ended December 31, 2014 are presented as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of income, expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as we finalize the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, the historical audited financial statements of NetWolves for the year ended December 31, 2014 and the historical unaudited financial statements of NetWolves for the three months ended March 31, 2015 contained in this Form 8-K/A.

UNAUDITED CONDENSED COMBINED BALANCE SHEETS AS OF MARCH 31, 2015
(in thousands except per share amounts)
	Vasomedical	Netwolves	Adjustments			Pro forma
CURRENT ASSETS
Cash and cash equivalents	$15,269	$1	$(14,230)	(a),	(d)	$1,040

Short-term investments	109	-				109
Accounts and other receivables, net	5,025	1,310				6,335
Receivables due from related parties	76	-				76
Inventories, net	2,129	-				2,129
Financing receivables, net	-	-				-
Deferred commission expense	2,416	-				2,416
Prepaid expenses and other current assets	440	119				559
Total current assets	25,464	1,430	(14,230)			12,664

PROPERTY AND EQUIPMENT, net	242	2,403				2,645
GOODWILL	3,304	-				3,304
GOODWIL AND IDENTIFIABLE ASSETS	-	-	19,303	(b)		19,303
INTANGIBLES, net	2,668	-				2,668
OTHER ASSETS	4,620	49				4,669
	$36,298	3,882	5,073			$45,253

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$567	2,084				$2,651
Accrued commissions	1,151	-				1,151
Accrued expenses and other liabilities	3,366	1,570	130	(c)		5,066
Sales tax payable	199	-				199
Deferred revenue - current portion	11,400	-				11,400
Notes payable and due to bank	164	985				1,149
Deferred tax liability, net	112	-				112
Current portion of lon-term debt	-	243				243
Notes payable due to related party	1,056	-				1,056
Total current liabilities	18,015	4,882	130			23,027

LONG-TERM LIABILITIES
Notes payable			3,740	(d)		3,740
Deferred revenue	10,053	-				10,053
Other long-term liabilities, net of current portion	705	443				1,148
Total long-term liabilities	10,758	443	3,740			14,941

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	-	-				-
Common stock	166	-				166
Additional paid-in capital	61,943	-	(240)	(e)		61,703
Accumulated deficit	(52,685)	(1,443)	1,443	(e)		(52,685)
Accumulated other comprehensive income	101	-				101
Treasury stock	(2,000)	-				(2,000)
Total stockholders’ equity	7,525	(1,443)	1,203			7,285
	$36,298	3,882	5,073			45,253

See notes to unaudited pro forma condensed combined financial information

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015

(In thousands, except per share data)

	Vasomedical	Netwolves	Adjustments		Pro forma
Revenues
Commissions	$6,390	$-	$-		$6,390
Equipment sales	719	-	-		719
Equipment rentals and services	344	-	-		344
IT systems and services	-	7,908	-		7,908
Total revenues	7,453	7,908	-		15,361

Cost of revenues
Cost of commissions	1,523	-	-		1,523
Cost of equipment sales	175	-	-		175
Cost of equipment rentals and services	188	-	-		188
Cost of IT systems and services	-	4,838	-		4,838
Total cost of revenues	1,886	4,838	-		6,724
Gross profit	5,567	3,070	-		8,637

Operating expenses
Selling, general and administrative	5,719	2,912	(130)	(a)	8,501
Research and development	134	-	-		134
Total operating expenses	5,853	2,912	(130)		8,635
Operating income (loss)	(286)	158	130		2

Other income (expense)
Interest and other income, net	40	(9)	(89)	(b)	(58)
Total other income, net	40	(9)	(89)		(58)

Income (loss) before income taxes	(246)	149	41		(56)
Income tax benefit (expense)	(6)	-	-		(6)
Net income (loss)	(252)	149	41		(62)

Loss per common share
- basic and diluted	$(0.00)				$(0.00)

Weighted average common shares outstanding
- basic and diluted	155,945	-	-		155,945

See notes to unaudited pro forma condensed combined financial information

UNAUDITED PROFORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

(In thousands, except per share data)

	Vasomedical	Netwolves	Adjustments		Pro forma
Revenues
Commissions	$30,236	$-	$-		$30,236
Equipment sales	3,233	-	-		3,233
Equipment rentals and services	1,437	-	-		1,437
IT systems and services	48	29,572			29,620
Total revenues	34,954	29,572	-		64,526

Cost of revenues
Cost of commissions	7,985	-	-		7,985
Cost of equipment sales	1,027	-	-		1,027
Cost of equipment rentals and services	723	-	-		723
Cost of IT systems and services	27	17,605	-		17,632
Total cost of revenues	9,762	17,605	-		27,367
Gross profit	25,192	11,967	-		37,159

Operating expenses
Selling, general and administrative	23,326	11,632	(502)	(a)	34,456
Research and development	803	-	-		803
Total operating expenses	24,129	11,632	(502)		35,259
Operating income (loss)	1,063	335	502		1,900

Other income (expense)
Interest and other income (expense), net	207	(36)	(357)	(b)	(186)
Loss on disposal of fixed assets	(15)	-	-		(15)
Total other income, net	192	(36)	(357)		(201)

Income before income taxes	1,255	299	145		1,699
Income tax benefit (expense)	(127)	-	-		(127)
Net income	1,128	299	145		1,572

Loss per common share
- basic	$0.01				$0.01
- diluted	$0.01				$0.01

Weighted average common shares outstanding
- basic	155,362				155,362
- diluted	156,032				156,032

See notes to unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1:  Description of Transaction and Basis of Presentation

On May 29, 2015, the Company entered into an agreement for, and completed its purchase of, all of the assets of NetWolves, LLC and its affiliates, including the membership interests in NetWolves Network Services LLC  (collectively, “NetWolves”) for $18,000,000 (the “Purchase Price”). The purchase of NetWolves was accomplished pursuant to an Asset Purchase Agreement (the "Purchase Agreement").  As a result, the Company effectively purchased all rights, titles and ownership of all assets held by NetWolves.   The Purchase Price was paid using $14,200,000 in cash on hand and $3,800,000 raised through a Note Purchase Agreement with MedTechnology Investments, LLC (“MedTech”) pursuant to which it issued MedTech a secured subordinated promissory note for $3,800,000.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on management’s assumptions and estimates, including assumptions relating to the allocation thereof to the assets acquired and liabilities assumed from NetWolves based on preliminary estimates of fair value. The final allocation of the purchase consideration could differ materially from the amounts reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

Note 2:  Preliminary Purchase Consideration And Related Allocation

The unaudited pro forma condensed consolidated financial information reflects a total purchase price of $18,000,000 paid in cash. The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the acquisition date:

Fair value of consideration:
Cash	$18,000

Fair value of assets acquired and liabilities assumed:
Cash	733
Accounts receivable	1,536
Prepaid expenses and other current assets	102
Property and equipment	2,359
Other assets	50
Accounts payable	(2,982)
Accrued expenses and other current liabilities	(1,400)
Notes payable	(593)
Line of credit	(1,108)
Net liabilities assumed	(1,303)
Goodwill and identifiable assets	19,303

Note 3: Unaudited Pro forma Condensed Combined Balance Sheet Adjustments

(a)	To record cash paid to NetWolves, LLC members in the amount of $18,000 and acquisition related expenses of $30.

(b)
To record preliminary fair value of the goodwill and identifiable intangible assets as a result of the business combination with NetWolves, LLC. The preliminary allocation of the purchase price is as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 3: Unaudited Pro forma Condensed Combined Balance Sheet Adjustments (continued)

Fair value of consideration:
Cash	$18,000

Fair value of assets acquired and liabilities assumed:
Cash	733
Accounts receivable	1,536
Prepaid expenses and other current assets	102
Property and equipment	2,359
Other assets	50
Accounts payable	(2,982)
Accrued expenses and other current liabilities	(1,400)
Notes payable	(593)
Line of credit	(1,108)
Net liabilities acquired	(1,303)
Goodwill and identifiable intangible assets	$19,303

(c)	To record accrual for acquisition related cost of $70 and debt issuance costs of $60.

(d)	To record issuance of notes payable for $3,800 related to the NetWolves, LLC acquisition and to record debt issuance cost of $60.

Note 4:  Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Three Months Ended March 31, 2015

(a)
To record an adjustment to selling, general and administrative for cash payments made related to salaries, consulting fees and board fees to NetWolves, LLC former members and their related parties. The cost are as follows:

Salaries	$36
Consulting fees	52
Board fees	42
Total adjustment	$130

(b)
 To record interest on $3,800 note payable at 9% ($85) related to the NetWolves, LLC acquisition. Additionally, the Company incurred debt issuance cost of $60 which is being amortized on a straight-line basis over the life of the notes payable (48 months) ($4).

Note 5:  Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2014

(a)
To record an adjustment to selling, general and administrative for cash payments made related to salaries, consulting fees and board fees to NetWolves, LLC former members and their related parties. In addition, the Company incurred acquisition related cost of $100. The cost are as follows:

Salaries	$(154)
Consulting fees	(280)
Board fees	(168)
Acquisition related costs	100
Total adjustment	$502

(b)
To record interest on $3,800 note payable at 9% ($342) related to the NetWolves, LLC acquisition. Additionally, the Company incurred debt issuance cost of $60, which is being amortized on a straight-line basis over the life of the notes payable (48 months) ($15 in 2014).